Exhibit 32.1

Certification of Chief Executive Officer pursuant to
18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Unilife Corporation (the “Company”) for the quarterly period ended March 31, 2016 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Ryan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John Ryan
Name: John Ryan
Title: Chief Executive Officer

Date:  October 21, 2016

DM3\4259442.1